Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release

Credence Contact:	Media Contact:
Judy Dale	Tom Morrow
Senior Director, Marketing Communications	Senior Vice President, Global Business
Credence Systems Corporation	e21corp
408.635.4309 or 408.635.4986 fax	510.226.6780, ext.157 or 510.226.9902 fax
E-mail: judy_dale@credence.com	E-mail: tom_morrow@e21corp.com
www.credence.com

NPTest Contact:
Colin Ritchie
Director, Investor Relations
NPTest Corporation
408.586.6740 or 408.586.4684 fax
E-mail: critchie@nptest.com
www.nptest.com

Credence Announces Definitive Agreement
to Acquire NPTest

     MILPITAS and SAN JOSE, Calif., February 23, 2004 –– Credence Systems Corporation (Nasdaq: CMOS), a leading provider of design-to-test solutions for the worldwide semiconductor industry and NPTest Holding Corporation (Nasdaq: NPTT), a leading provider of test and diagnostic products, today announced that they have entered into a definitive agreement pursuant to which Credence would acquire NPTest. Together, the companies will form the world’s premier pure play capital equipment manufacturer in Non-DRAM semiconductor test.

     The acquisition will be a combined stock-for-stock and cash transaction valued at approximately $660 million and is expected to be neutral to earnings-per-share for the first combined quarter, i.e. Credence’s fourth fiscal quarter, and accretive in fiscal year 2005. The board of directors of each company has unanimously approved the agreement.

     “We believe that NPTest’s high-performance product capabilities combined with Credence’s cost-of-test leadership will provide our customers with an unparalleled set of solutions from design-to-production test,” said Dr. Graham Siddall, Credence chairman and chief executive officer. “Our combination of technology and infrastructure resources creates a new, top-tier test company that can meet the most demanding performance and cost-of-test requirements of its customers.”

     “Credence’s established market presence and leading sales, distribution and support organization will enable us to more quickly and effectively meet our customers’ requirements,” said Ashok Belani, NPTest president and chief executive officer. “Credence has significant competitive products and technologies, particularly in the flash, mixed-signal and wireless segments. Combined with our strength in high-end, high-performance markets, we look forward to creating a new industry leader.”

     With the acquisition of NPTest, Credence expands its product portfolio to include high-end SoC, mixed-signal, RF, flash and automotive test systems. Additionally, with a full suite of debug, characterization and validation tools, Credence is the only ATE company to offer a complete design-to-test portfolio.

     Dr. Graham Siddall will continue to serve as Credence’s Chairman and Chief Executive Officer. Ashok Belani will assume the role of Vice Chairman of Credence. Dipanjan Deb of Francisco Partners and Ashok Belani will join Credence’s current Board of Directors.

Terms of the Agreement

     Under the terms of the agreement, Credence will acquire NPTest in a combined stock-for- stock and cash transaction valued at approximately $660 million based on the closing price of Credence stock on February 20, 2004. Each NPTest common share outstanding as of the closing date will be converted into the right to acquire 0.80 shares of Credence common stock and $5.75 in cash. The acquisition is intended to be accounted for as a purchase transaction. The transaction is subject to various closing conditions, including approval by Credence and NPTest stockholders and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Credence anticipates the acquisition will close in its third fiscal quarter and expects to realize approximately $25 million in synergies in its fiscal year 2005.

     UBS Investment Bank acted as exclusive financial advisor to Credence and Credit Suisse First Boston and Citigroup acted as financial advisors to NPTest.

Conference Call

     A conference call will be held this morning at 7:00 a.m. PST to discuss this transaction. Participants will include Dr. Graham Siddall, Credence’s chairman and chief executive officer and Mr. Ashok Belani, NPTest president and chief executive officer. Credence is also scheduled to present at the Goldman Sachs Technology Investment Symposium this week from February 23-25, 2004 in Phoenix, Arizona.

The call-in number is:

•	Domestic: 1-800-901-5241	Passcode: 87991176

•	International: 1-617-786-2963	Passcode: 87991176

Please call ten minutes prior to the scheduled start time. The conference call will also be broadcast simultaneously over the Internet. Please visit www.credence.com to access the call. If you have any questions or comments, please contact Brian Sereda at 408-635-4333.

About Credence

     Credence Systems Corporation (Nasdaq: CMOS) is changing the future of semiconductor production by integrating test solutions throughout the design, validation and production processes. A leader in the manufacture of automated test equipment (ATE) for the global semiconductor industry, Credence offers a wide range of systems for the test of analog, digital, non-volatile memory, mixed-signal, SoC, and wireless semiconductor devices typical in today’s automobile, portable computing, consumer and communications products. Credence and its subsidiaries also provide test program development and debug software, engineering validation test solutions, and advanced photon probing technology that enable faster time-to-market with lower total cost-of-test. Headquartered in Milpitas, California, the company is an ISO 9001 certified manufacturer and maintains advanced production and design facilities in Hillsboro, Oregon. More information is available at http://www.credence.com.

About NPTest

     NPTest designs, develops and manufactures advanced semiconductor test and diagnostic systems and provides related services for the semiconductor industry. NPTest customers include integrated device manufacturers, foundries, fabless companies and assembly and test subcontractors worldwide. NPTest products and services enable companies to bring their increasingly complex integrated circuits, or ICs, to market faster at lower cost and without compromising IC quality. The NPTest business traces its history back to 1965 when Fairchild Semiconductor established an automated test equipment division. NPTest is headquartered in San Jose, California, USA. Additional information is available at www.nptest.com.

Forward-Looking Statements

     This document contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, accretion, timing of closing, customer solutions and industry leadership are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; that the merger does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; or that, prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; that the parties are unable to successfully execute their integration strategies or achieve planned synergies; other risks that are described from time to time in Credence and NPTest’s Securities and Exchange Commission reports (including but not limited to Credence’s annual report on Form 10-K for the year ended October 31, 2003 and NPTest’s Form S-1 filed on December 4, 2003, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Credence’s or NPTest’s results could differ materially from Credence’s or NPTest’s expectations in these statements. Credence and NPTest assume no obligation, or do not intend, to update these forward-looking statements.

Additional Information and Where to Find It

     Credence and NPTest will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Credence are available free of charge by contacting Credence Investor Relations, 1421 California Circle, Milpitas, California 95035, (408) 635-4300, and documents filed with the SEC by NPTest are available free of charge by contacting NPTest Investor Relations, 150 Baytech Drive, San Jose, California 95134, (408) 586-8200.

Participants in Solicitation

     Credence and NPTest, and their respective directors, executive officers and other possible employees and advisors, may be deemed to be participants in the solicitation of proxies from the stockholders of Credence and NPTest in connection with the merger and related items. Information regarding the directors and executive officers of Credence and their ownership of Credence shares is set forth in the proxy statement for Credence’s 2004 annual meeting of shareholders, which was filed with the SEC on February 23, 2004. Information regarding the directors and executive officers of NPTest and their ownership of NPTest stock is set forth in NPTest’s Form S-1, which was filed with the SEC on December 4, 2003. Investors may obtain additional information regarding the interests of those participants by reading the proxy statement/prospectus when it becomes available.

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Credence is a registered trademark, and Credence Systems is a trademark of Credence Systems Corporation. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.